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                                                                   EXHIBIT 10.18

                            Gryphon Gold Corporation
                            Public Offering of Units

                                                             August, ______ 2005



Desjardins Securities Inc.
Suite 2750, 145 King Street West
Toronto, ON
M5H 1J8

                              RE: LOCK-UP AGREEMENT
Ladies and Gentlemen:
         This letter of agreement ("Lock-up Agreement") is being delivered to you in connection with the Investor Rights Agreement, as amended, and an agency agreement (the "Agency Agreement") entered into between Gryphon Gold Corporation, a corporation organized under the laws of the State of Nevada (the "Company") and Desjardins Securities Inc. ("Desjardins") relating to an initial public offering (the "Offering") of units in the capital of the Company consisting of shares of common stock (the "Common Stock").

         In consideration of the Offering and the consents required thereunder, and other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned agrees that during the period beginning from the date hereof and continuing for eighteen (18) months following the completion of the Offering (the "Lock-up Period"), the undersigned, unless otherwise advised in writing by Desjardins, will not offer, sell, contract to sell, pledge or otherwise dispose of or enter into any transaction which is designed to, or might reasonably be expected to, result in a direct or indirect disposition of Common Stock (collectively, the "Securities Transactions"), except as set forth below:

         (i) during each Quarter (as defined below) within the Lock-up Period, the undersigned may conduct Securities Transactions on up to the greater of 5,000 shares of Common Stock or 20% of the amount of Common Stock held by the undersigned as calculated from the Common Stock holdings of the undersigned on the date the Lock-up Period commences; plus

         ii) following the first Quarter, any shares of Common Stock that, although eligible, were not subject to Securities Transactions during the prior Quarter or successive Quarters will become eligible to participate in Securities Transactions.

         For the purposes of this Lock-up Agreement, "Quarter" means a sequential three month period, with the first Quarter commencing on the date of completion of the Offering and ending three months thereafter, and the subsequent Quarters following thereafter.

         This Lock-up Agreement shall terminate and be of no further force or effect upon either the Company or Desjardins notifying the other in writing that they are abandoning the Offering or if the Agency Agreement is terminated prior to the Closing Date.

                                        Yours very truly,



                                        SIGNATURE OF SHAREHOLDER

Name and address of shareholder: